Sean T. Prosser (SBN 163903)
stprosser@mintz.com
MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO P.C.
3580 Carmel Mountain Road Suite 300
San Diego, CA 92130
Telephone: 858 314 1500
Facsimile: 858 314 1501

Attorneys for Defendants Ben Errez, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado and Dennis James, and Nominal Defendant RYVYL, Inc.

Robert C. Moest, Of Counsel, SBN 62166
Email: RMoest@aol.com
THE BROWN LAW FIRM, P.C.
2530 Wilshire Boulevard, Second Floor
Santa Monica, California 90403
Telephone: (310) 915-6628
Facsimile: (310) 915-9897

Attorneys for Plaintiffs Christy Hertel and Marcus Gazaway
(additional counsel listed on signature pages)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**STIPULATION AND AGREEMENT OF SETTLEMENT** Room: 12A Judge: Hon. Gonzalo P. Curiel

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated September 30, 2025 (the "Stipulation") is made and entered into by the following parties, each by and through their respective counsel: (1) Christy Hertel ("Hertzel""), plaintiff in the above-captioned consolidated stockholder derivative action (the "Derivative Action"), pending in the United States District Court for the Southern District of California (the "Court"); (2) Marcus Gazaway ("Gazaway"), plaintiff in the stockholder derivative action filed in this Court that was consolidated with this Derivative Action; (3) Christina Brown, the plaintiff in a related stockholder derivative action pending in the Nevada state court; (4) individual defendants Ben Errez, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, N. Adele Hogan, and Dennis James (collectively, "Individual Defendants"); and (5) nominal defendant RYVYL Inc. ("RYVYL" or the "Company" and, together with the Individual Defendants, "Defendants") (the "Parties" refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein (the "Settlement").

I. FACTUAL AND PROCEDURAL BACKGROUND

Plaintiff alleges, *inter alia*, that the Individual Defendants failed to implement adequate internal controls to prevent materially false and misleading financial information from being published by the Company, and that controlling shareholders participated in overpayments for repurchases of the Company's stock by RYVYL, resulting in alleged violations of Sections 10(b), 14(a) and 20 of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. §§ 78j, 78n, 78t, and violations of state law, including breach of the fiduciary duties owed to the Company.

A. The Related Securities Class Action

On February 1, 2023, a putative class action lawsuit titled *Cullen v. RYVYL Inc. fka GreenBox POS, Inc., et al.*, Case No. 3:23-cv-00185-GPC-AGS (the "Securities Class Action"), was filed in this Court against several defendants, including the Company and certain of its current and former directors and officers (the "*Cullen* Defendants"). The initial complaint was filed on behalf of persons who purchased or otherwise acquired the Company's publicly traded securities between January 29, 2021 and January 20, 2023. It alleged the *Cullen* Defendants violated Sections 11, 12(a)(2), and 15 of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. §§ 77k, 77c(a)(2), 77o, and Sections 10(b) and 20(a) of the Exchange Act by making false and/or misleading statements regarding the Company's financial controls, performance and prospects. On June 30, 2023, the Securities Class Action plaintiff filed an amended complaint. On March 1, 2024, the Court issued an order granting in part and denying in part the defendants' motions to dismiss the Securities Class Action, dismissing all Securities Act claims and narrowing the potential class period. A Second Amended Complaint in the Securities Class Action was filed on April 30, 2024, which alleged claims under Exchange Act Sections 10(b) and 20(a) and a class period of May 13, 2021 through January 20, 2023. The Securities Class Action defendants moved to dismiss the Second Amended Complaint on July 1, 2024 and, on October 21, 2024, the Court issued an order granting in part and denying in part the motions to dismiss. On November 12, 2024, a Third Amended Complaint was filed in the Securities Class Action, which asserted the same causes of action and proposed class period as the previous complaint. On February 28, 2025, following a mediation and subsequent negotiations, the parties in the Securities Class Action executed a Memorandum of Understanding ("MOU"), agreeing in principle to settle the claims asserted in the Securities Class Action.

On July 9, 2025, the parties in the Securities Class Action executed the Stipulation and Agreement of Settlement ("Class Stipulation of Settlement"). The Class Stipulation of Settlement provides for the full resolution and release of all

claims against the Cullen Defendants in exchange for $300,000 in cash ("Class Cash Settlement Amount"), 700,000 freely tradable shares of the Company's common stock ("Class Settlement Shares"), and a put option that, together with the Class Cash Settlement Amount and Class Settlement Shares, requires that the combined value of the settlement consideration shall be no less than $1,000,000 (the "Class Action Settlement"). On July 15, 2025, the Securities Class Action plaintiff filed its Unopposed Motion for Preliminary Approval of Class Action Settlement, which the Court granted on August 20, 2025. The Court will hold the final approval and fairness hearing on the Class Action Settlement on December 19, 2025. The *Cullen* Defendants continue to deny any and all liability and allegations set forth in the pending Third Amended Complaint.

B. The Derivative Lawsuits

On June 22, 2023, the shareholder derivative action denominated *Christy Hertel, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01165-GPC-SBC (the "*Hertel* Action"), was filed in this Court against certain of the Company's current and/or former officers and directors (the "*Hertel* Defendants"[1]). On August 4, 2023, a second shareholder derivative action, *Marcus Gazaway, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01425-LAB-BLM (the "*Gazaway* Action"), was filed in this Court against the *Hertel* Defendants,.

Both derivative actions generally allege that the *Hertel* Defendants failed to implement adequate internal controls to prevent materially false and misleading financial information from being published by the Company, that controlling

[1] "*Hertel* Defendants" refers to Ben Errez, Fredi Nisan, J. Drew Byelick, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, and Dennis James. The claims against J. Drew Byelick in the Derivative Action were voluntarily dismissed without prejudice on April 2, 2024. ECF No. 11.

shareholders participated in overpayments that allegedly violate Sections 10(b), 14(a) and 20 of the Exchange Act, and violated state law by, *inter alia*, breaching the fiduciary duties they owed to the Company. The derivative complaints, purportedly on behalf of the Company, seek damages and contribution from the *Hertel* Defendants, as well as actions to reform and improve corporate governance and internal procedures to ensure compliance with applicable laws. The *Hertel* Defendants deny all allegations of wrongdoing and/or liability asserted in the *Hertel* and *Gazaway* Actions.

On April 2, 2024, the Court granted the joint motion for an order consolidating the *Hertel* and *Gazaway* Actions under the caption *In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.). ECF No. 11. On May 6, 2024, the Court issued an order staying the Derivative Action until after the final resolution of any motion to dismiss the Securities Class Action detailed above. ECF No. 17.

On May 1, 2024, a third substantially similar shareholder derivative complaint was filed in Clark County, Nevada by Christina Brown ("Brown" and, together with Hertel and Gazaway, "Plaintiffs") denominated *Christina Brown, derivatively on behalf of RYVYL, Inc., v. Ben Errez et al.*, Case No. A-24-892382-C (Eighth Judicial Dist. Court, Clark County) (the "Nevada State Action").

The three derivative lawsuits described above are collectively referred to herein as the "Derivative Lawsuits."

On May 8, 2025, all Parties reached an agreement in principle to fully resolve and settle all claims alleged in the Derivative Lawsuits. The settlement is subject to approval by this Court.

C. Settlement Efforts

On May 11, 2024, Lead Counsel in the Derivative Action sent a settlement demand letter to counsel for Defendants that, *inter alia*, proposed a settlement framework that included a comprehensive set of corporate governance reforms

designed to address the alleged governance deficiencies that resulted in the wrongdoing alleged in the Derivative Lawsuits (the "Reforms"). Lead Counsel reiterated the settlement demand in a similar letter to counsel for Defendants on January 27, 2025.

Between January 27, 2025 and May 6, 2025, the Parties negotiated the specific terms of the settlement framework, including the Reforms, and on May 7, 2025 reached an agreement to resolve the claims and potential claims alleged herein.

After the Parties reached an agreement in principle on the material terms of the Settlement, the Parties separately engaged in arms'-length negotiations regarding the attorneys' fees and expenses to be paid to counsel for Plaintiffs ("Plaintiffs' Counsel") in consideration of the substantial benefits conferred on the Company by the Reforms due to the efforts of Plaintiffs' Counsel. The Parties agreed that RYVYL will pay the total value of $200,000 in attorneys' fees and expenses to Plaintiffs' Counsel, subject to Court approval, which is comprised of $25,000 in cash and common stock valued at $175,000,[2] as further described below.

II. PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Derivative Lawsuits have substantial merit, and Plaintiffs' entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Lawsuits. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Lawsuits against the Individual Defendants through trial and possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Lawsuits, as well as the

[2] Such shares shall be exempt from registration under Section 3(a)(10) of the Securities Act, as described more fully below.

difficulties and delays inherent in such litigation.

Plaintiffs' Counsel have conducted extensive investigation and analysis, including, *inter alia*: (i) reviewing and analyzing RYVYL press releases, public statements, and filings with the U.S. Securities and Exchange Commission ("SEC"); (ii) reviewing and analyzing securities analysts' reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the *Hertel* and *Gazaway* Actions, and the complaint in the Nevada State Action; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) engaging in settlement negotiations with Defendants' counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Lawsuits, and other issues in an effort to facilitate negotiations; (viii) researching the Company's corporate governance structure in connection with settlement efforts; (ix) preparing comprehensive written settlement demands and modified demands over the course of the Parties' settlement negotiations; and (x) negotiating this comprehensive Stipulation.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon RYVYL. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of RYVYL and have agreed to settle the Derivative Lawsuits upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants enter into this Stipulation without acknowledging, in any way, any fault, liability, or wrongdoing of any kind. Defendants have denied and continue to deny vigorously that they have committed or engaged in any wrongdoing or violation

of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Lawsuits. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Lawsuits.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Lawsuits to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation, which Defendants believe are fair, reasonable, and adequate. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex and expensive derivative actions. Defendants have, therefore, determined that it is in the best interests of RYVYL for the Derivative Lawsuits to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, any of the documents or exhibits referenced in or attached to it, or any actions taken in furtherance or implementation of this Stipulation or of the Settlement set forth herein, including, without limitation, entry of the Judgment defined below, shall in any way be (i) deemed or otherwise construed to be an admission by or against any of the Defendants of any act, matter, proposition fault, wrongdoing, or concession of liability whatsoever; or (ii) used in any manner for any purpose in any subsequent proceeding in the Derivative Actions, or in any other action or proceeding, including, without limitation, as evidence of the validity of any of the Released Claims defined below.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties in the Derivative Lawsuits, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully

compromised, settled, and released, and the Derivative Lawsuits shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1. DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 "Board" means the Board of Directors of RYVYL.

1.2 "Court" means the United States District Court for the Southern District of California.

1.3 "Current RYVYL Stockholders" means any Person or Persons who are record or beneficial owners of RYVYL stock as of the date of this Stipulation and who continue to own RYVYL stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of RYVYL, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has a controlling interest.

1.4 "Defendants" means the Individual Defendants and nominal defendant, RYVYL.

1.5 "Defendants' Counsel" means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

1.6 "Defendants' Released Claims" means any and all manners of claims or causes of action (including known and Unknown Claims), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising out of the commencement, litigation, or settlement of the Derivative Lawsuits. "Defendants' Released Claims" shall not include claims to enforce the terms of the Stipulation and/or the Judgment,

and shall not include claims, if any, that any party may have against its insurer with respect to any payment obligations under the Settlement.

1.7 "Defendants' Released Persons" means Plaintiffs, Plaintiffs' Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, RYVYL, and all RYVYL stockholders (solely in their capacity as RYVYL stockholders).

1.8 "Derivative Action" means this consolidated derivative action pending in the United States District Court for the Southern District of California under the caption *In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.).

1.9 "Derivative Lawsuits" means the consolidated Derivative Actions and the Nevada State Action, defined below.

1.10 "Effective Date" means the date by which all of the conditions specified in paragraph IV (6.1) have been met.

1.11 "Fee and Expense Amount" means Plaintiffs' Counsel's (collectively) attorneys' fees and costs with the total value of $200,000, which is comprised of $25,000 in cash and Settlement Shares valued at $175,000.

1.12 "Final" means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material

respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.13 "Individual Defendants" means Ben Errez, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, J. Drew Byelick, N. Adele Hogan, and Dennis James.

1.14 "Judgment" means the Order and Final Judgment entered by the Court that dismisses the Derivative Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.15 "Lead Counsel for Plaintiffs in the Derivative Action" means The Brown Law Firm, P.C.

1.16 "Nevada State Action" means the shareholder derivative complaint pending in Clark County, Nevada state court, captioned *Christina Brown, derivatively on behalf of RYVYL, Inc., v. Ben Errez et al.*, Case No. A-24-892382-C (Eighth Judicial Dist. Court, Clark County).

1.17 "Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.18 "Parties" means Plaintiffs, Individual Defendants, and RYVYL.

1.19 "Person" means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.20 "Plaintiffs" means Christy Hertel, Marcus Gazaway, and Christina Brown.

1.21 "Plaintiffs' Counsel" means The Brown Law Firm, P.C., as Lead Counsel

for Plaintiffs in the Derivative Action; The Rosen Law Firm, P.A. as additional counsel for plaintiffs in the Derivative Action; and Aldrich Law Firm, Ltd. and Rigrodsky Law, P.A., as counsel for the plaintiff in the Nevada State Action.

1.22 "Plaintiffs Releasing Parties" means Plaintiffs, for themselves and derivatively on behalf of RYVYL, Current RYVYL Stockholders, derivatively on behalf of RYVYL, and RYVYL, and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such, and any Person or entity that could assert any of the Released Claims on their behalf.

1.23 "Preliminary Approval Order" means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current RYVYL Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.24 "Reforms" means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.25 "Released Claims" means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys' fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Derivative Lawsuits; (ii) would have been barred by *res judicata* had the Derivative Lawsuits been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements,

omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Derivative Lawsuits; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Lawsuits or the Released Claims. "Released Claims" shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment; or (ii) exclusively direct claims (i.e., as opposed to derivative claims) absent RYVYL stockholders may have in an individual capacity against Defendants.

1.26 "Released Persons" means Defendants' Counsel and each of Defendants and each and all of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns.

1.27 "RYVYL" or the "Company" means nominal defendant RYVYL and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.28 "Settlement" means the settlement and compromise of the Derivative Lawsuits as provided for in this Stipulation.

1.29 "Settlement Shares" means the number of freely tradable shares of RYVYL common stock equal to $175,000 in value based on the average daily adjusted closing price (as determined by Bloomberg) over the ten (10) trading days preceding the date of the Court's final approval of the Settlement. Such shares must be exempt from registration under Section 3(a)(10) of the Securities Act.

1.30 "Settlement Hearing" means the hearing set by the Court to consider final approval of the Settlement, which shall include the "Settlement Fairness Hearing" that is necessary to exempt the Settlement Shares from registration under Section 3(a)(10) of the Securities Act.

1.31 "Unknown Claims" means any Released Claim(s) and any Defendants' Released Claims that any of the Plaintiffs Releasing Parties and the Released Persons does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons and the Defendants' Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons and the Defendants' Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims and Defendants' Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs Releasing Parties and the Released Persons shall expressly waive and relinquish, and each Current RYVYL Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties and the Released Persons acknowledge that they and

Current RYVYL Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims and Defendants' Released Claims, but it is the intention of the Parties that the Plaintiffs Releasing Parties, and the Released Persons, and all Current RYVYL Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants' Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2. TERMS OF THE SETTLEMENT

2.1 Within thirty (30) days of final approval of the Settlement by the Court, the Board shall adopt resolutions, amend Board committee charters, corporate governance documents, and/or adopt corporate governance guidelines, as appropriate, to ensure adherence to the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for the lesser of three (3) years after the Settlement is approved by the Court or until the effective date of a change in control (defined as a transfer or sale to a third party of 50.1% or more of the Company's common stock).

2.2 RYVYL and its Board acknowledge and agree that Plaintiffs' efforts, including investigating, preparing, commencing, and prosecuting the Derivative Lawsuits, were the cause of the adoption, implementation, and maintenance of the Reforms. RYVYL and its Board also acknowledge and agree that the Reforms confer substantial benefits on RYVYL and RYVYL's stockholders.

3. APPROVAL AND NOTICE

3.1 As soon as practicable, Plaintiffs in the Derivative Action shall submit

this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current RYVYL Stockholders; and (iii) a date for the Settlement Hearing.

3.2 Within ten (10) days after the entry of the Preliminary Approval Order, RYVYL shall: (1) post a copy of or link to the Notice and the Stipulation (and exhibits thereto) on the Investor page of the Company's website; (2) file with or furnish to the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to a Form 8-K; and (3) issue a press release describing the foregoing Form 8-K and the exhibits thereto (the Notice and Stipulation) on GlobeNewswire. The Notice and the press release shall provide a link to the Investor page on RYVYL's website where the Notice and Stipulation (and exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing. RYVYL shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the manner of the notice procedures set forth in this paragraph constitutes adequate and reasonable notice to RYVYL stockholders pursuant to applicable law and due process.

3.3 Pending the Court's determination as to final approval of the Settlement, Plaintiffs and Current RYVYL Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

4. ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon RYVYL as a direct result of the Reforms and Plaintiffs' and Plaintiffs' Counsel's efforts in connection with the Derivative Lawsuits, and subject to Court approval, and pursuant

to the terms below, RYVYL shall pay to Plaintiffs' Counsel, collectively, their attorneys' fees and costs the total value of $200,000, which is comprised of $25,000 in cash ("Cash Amount") and Settlement Shares worth $175,000 (the "Fee and Expense Amount").

4.2 Conditioned on the Court's entry of the Judgment and issuance of an order approving the Fee and Expense Amount, within ten (10) calendar days after The Brown Law Firm, P.C.'s provision of wire instructions and W-9 form to counsel for Defendants, RYVYL shall pay the $25,000 Cash Amount to The Brown Law Firm, P.C., notwithstanding any potential appeals, pursuant to an allocation agreed to by and among Plaintiffs' Counsel.

4.3 Further and also conditioned on the Court's entry of the Judgment and issuance of an order approving the Fee and Expense Amount, within ten (10) calendar days after The Brown Law Firm, P.C.'s provision of written instructions to Defendants' counsel identifying the appropriate brokerage account(s) and all necessary information for transferring the Settlement Shares to that brokerage, RYVYL agrees to deliver, and the Settlement Shares in accordance with the written instructions of The Brown Law Firm, P.C. The following terms and conditions shall apply to the issuance and delivery of the Settlement Shares:

a. all Settlement Shares will be duly and validly issued, fully paid, non-assessable, listed on NASDAQ (or any other stock exchange or market on which RYVYL's common stock is then listed or quoted), and free from all liens and encumbrances, and will be either registered under the Securities Act of 1933 ("Securities Act") or exempt from registration under Section 3(a)(10) of the Securities Act; provided, however, that should RYVYL choose to register the Settlement Shares, the registration of the Settlement Shares will not extend the deadline by which the Settlement Shares must be issued and delivered as stated above in ¶ 4.3; and

b. the Settlement Shares shall be registered, or available for resale without

registration under the Securities Act, upon issuance and delivery and shall be issued and delivered in accordance with any applicable state securities laws, rules, or regulations ("State Blue Sky Laws") at RYVYL's expense.

4.4 In order to qualify for the exemption provided by Section 3(a)(10), the Parties and their counsel will take all steps necessary to ensure that each of the following conditions will be satisfied: (i) Current RYVYL Stockholders shall be given adequate notice of the Settlement Fairness Hearing; (ii) the Settlement Fairness Hearing shall be open to all Current RYVYL Stockholders; (iii) there shall be no improper impediments to the appearance by any Current RYVYL Stockholder at the Settlement Fairness Hearing; (iv) the Court shall be advised before the Settlement Fairness Hearing that RYVYL will rely on the Section 3(a)(10) exemption based on the Court's Judgment and approval of the issuance of the Settlement Shares as part of the Fee and Expense Amount to be paid to Plaintiffs' Counsel in recognition of the substantial benefits conferred on RYVYL by the Reforms; (v) the Settlement Fairness Hearing shall include consideration of the fairness of the Fee and Expense amount in recognition of the substantial benefits conferred on RYVYL by the Reforms; and (vi) the order to be entered by the Court shall approve the fairness of the terms and conditions of the issuance of the Settlement Shares as a component of the approved Fee and Expense Amount.

4.5 If the Settlement Shares are to be issued pursuant to the exemption from registration under Section 3(a)(10), RYVYL shall confirm to Lead Counsel for Lead Plaintiffs in the Derivative Action that the Company has obtained the written opinion of counsel described below, but only if and when such opinion of counsel is required by the transfer agent or NASDAQ (or any other stock exchange or market on which RYVYL's common stock is then listed or quoted) in connection with the issuance and listing of the Settlement Shares; such written opinion of counsel to be substantially to the effect that the issuance and delivery of the Settlement Shares to Lead Counsel for Plaintiffs in the Derivative Action, and the subsequent sale of Settlement Shares by

Plaintiffs' Counsel, are exempt from registration under Securities Act Section 3(a)(10).

4.6 Pursuant to Section 3(a)(10) of the Securities Act, the Court's entry of the order confirming the fairness of the Settlement may serve as a substitute for the registration requirements of the Securities Act with regard to the Settlement Shares. At the Settlement Fairness Hearing, the Parties agree that the Court will be asked to find with regard to any Settlement Shares being issued that the terms and conditions of the proposed issuance of the Settlement Shares in the proposed exchange are fair, both substantively and procedurally.

4.7 The Settlement Shares will be issued by RYVYL (or its successor entity) only in certificate-less (book entry) form, and be registered in the name(s) as provided in the written instructions from Lead Counsel for Lead Plaintiffs in the Derivative Action, as set forth above. RYVYL (or its successor entity) will not issue or otherwise provide any physical certificates for any of the Settlement Shares.

4.8 Defendants are not responsible for the allocation of the Fee and Expense Amount, whether cash or stock components, amongst Plaintiffs' Counsel. Plaintiffs' Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys' fees and/or costs other than as set forth in this Stipulation.

4.9 In the event that the Judgment does not become Final as defined in paragraph IV (¶1.11), or to the extent that the Court does not approve the Fee and Expense Amount, or to the extent the Fee and Expense Amount is reduced by the Court or as the result of an appeal, Plaintiffs' Counsel must refund the Fee and Expense Amount and any and all interest accrued thereon since payment to the extent it is denied or reduced to RYVYL within thirty (30) days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.

4.10 Plaintiffs' Counsel may apply to the Court for service awards of up to five hundred dollars ($500.00) for each of the Plaintiffs to be paid from the Fee and

Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Lawsuits (the "Service Awards"). Defendants shall not object to the application for the Service Awards as they will not pay any amount of the Service Awards.

4.11 The Court's awarding of any fees and costs is not a necessary term of this Settlement, and it is not a condition of this Settlement that Plaintiffs' Counsel's application(s) for such fees and costs be approved by the Court in the amount of the Fee and Expense Amount or in any other amount.

5. RELEASES

5.1 Within five (5) days after the Effective Date, the parties in the Nevada State Action will file a notice of voluntary dismissal with prejudice and/or a stipulation of voluntary dismissal with prejudice in that action.

5.2 Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons, individually on behalf of themselves, and derivatively on behalf of RYVYL, and on behalf of their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants' Released Persons from Defendants' Released Claims. The Released Persons shall be deemed to have, and by

operation of the Judgment shall have, covenanted not to sue Defendants' Released Persons with respect to any of Defendants' Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants' Released Claims against Defendants' Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the content and method of providing notice of the proposed Settlement to Current RYVYL Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current RYVYL Stockholders;

b. payment of the Fee and Expense Amount in accordance with paragraph IV (¶4.1);

c. Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Derivative Action with prejudice, without awarding costs to any party, except as provided herein; and

d. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph IV (¶6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph IV (¶6.3), unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions

in the Derivative Lawsuits as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Lawsuits, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Lawsuits or in any other proceeding for any purpose.

7. MISCELLANEOUS PROVISIONS

7.1 The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Lawsuits and any and all claims released herein.

7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Lawsuits has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing

whatsoever.

7.5 This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

7.6 Neither this Stipulation (including any documents or exhibits referenced in or attached hereto), nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is or shall either be construed or otherwise used as evidence of, the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7 Defendants and Defendants' Released Persons may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties.

7.9 This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.10 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and shall be governed by, construed, and enforced in accordance with the laws of the State of California without regard to any state's principles, policies, or provisions governing choice of law.

7.11 This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements or negotiations of the Parties, whether oral or in writing, with respect to its subject matter.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13 This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14 Subject to, and conditional on, the Court's final approval of the Settlement contemplated herein, the Parties agree that each has complied fully with the applicable requirements of good faith litigation. The Parties shall not take the position that the Derivative Lawsuits were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure and relevant state provisions, respectively. The Parties agree that the terms of the Settlement were negotiated in good faith and at arm's-length by the Parties and reflect a settlement that was reach voluntarily based upon adequate information and after consultation with competent legal counsel.

7.15 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16 In the event any proceedings by or on behalf of RYVYL, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of RYVYL, the Parties agree that all

dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17 Any planned, proposed, or actual sale, merger, or change-in-control of RYVYL shall not void this Stipulation. The Stipulation shall run to the Parties' respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of RYVYL, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.18 The Parties shall attempt to resolve any dispute arising out of or relating to the Settlement in good faith. If, after consulting in good faith for a reasonable time, the Parties are unable to reach agreement concerning the dispute, the matter may be raised with the Court.

7.19 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated September 30, 2025.

Dated: September 30, 2025 THE BROWN LAW FIRM, P.C.

By: */s/ Timothy Brown*
Timothy Brown

Attorneys for Plaintiffs
Christy Hertel and Marcus Gazaway

Dated: September 30, 2025

RIGRODSKY LAW, P.A.

By: */s/ Timothy J. MacFall*
Timothy J. MacFall

Attorneys for Christina Brown, Plaintiff in the Nevada State Action

Dated: September 30, 2025

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

By: */s/ Sean T. Prosser*
Sean T. Prosser

Attorneys for Defendants Ben Erraz, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, and Dennis James, and Nominal Defendant RYVYL Inc.

EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**CORPORATE GOVERNANCE REFORMS** Room: 12A Judge: Hon. Gonzalo P. Curiel

I. CORPORATE GOVERNANCE REFORMS IMPLEMENTED SINCE THE COMMENCEMENT OF THE DERIVATIVE LAWSUIT

Plaintiff recognizes that RYVYL has taken substantial steps to shore up its internal controls, corporate governance policies and professional staff since the commencement of the derivative litigation in 2023. Such efforts include, but are not limited to, the following:

- Updating and expanding its Data Retention Policy. The updated policy expands from retention alone to comprehensive data lifecycle management, including classification, access, and disposal. It formalizes data classification, improving clarity on handling data and retention of data based on sensitivity. The updated policy also centralizes retention responsibility with data owners, adds a formal retention matrix, strengthens requirements for PII deletion, and integrates retention review into broader data management oversight.

- Maintaining previously implemented software (Nasdaq BoardVantage) for Board document retention and security.

- Adopting an updated and expanded Insider Trading Policy. The updated and expanded insider trading policy takes a more structured approach toward the prevention of insider trading by appointing an insider trading compliance officer and outlining duties. The updated policy also introduces an annual circulation requirement as well as specifically references Regulation FD to align the policy with evolving regulatory expectations around transparency and selective disclosure. This was adopted on February 15, 2024.

- Establishing a Risk & Disclosure Committee:

  - The committee includes the CEO, CFO, VP Corporate Controller, and VP Legal. The Disclosure Committee meets quarterly, and reviews key disclosures made in financial reports prior to further discussion with the Audit Committee.

  - RYVYL implemented a public disclosure review and approval process whereby the CEO, CFO, and VP Legal must review and approve all public disclosures prior to release or dissemination.

- RYVYL remediated the material weakness indicated in its 2023 Form 10-K (filed in 2024) by, among other things:

  - Implementing enhanced reconciliation preparation and review process;

- Implementing changes to its operating system to improve reporting;
  - Improving the segregation of duties within the accounting team to ensure all Journal Entries are consistently reviewed and approved by a second person prior to posting;
  - Implementing flux analyses at the financial statement level (current period vs. prior year and prior quarter) to identify potential errors and make corrections before issuance and disclosure of final financial statements;
  - Engaging a globally recognized accounting firm (RSM US LLP) to assist with more complex accounting transactions, such as accounting related to convertible notes; and
  - Adding experienced key personnel within finance and accounting leadership by hiring a new CFO and a new VP Corporate Controller.

- RYVYL also took additional steps to expand and improve its controls, corporate governance and professional environment by:
  - Hiring a new Vice President, Legal ("VP Legal") who carries substantially more experience, supports the Board and management in fulfilling oversight duties regarding compliance with applicable rules and regulations, and ensuring the reporting of accurate information.
    - VP Legal attends weekly executive meetings, as well as all Audit Committee oversight committee meetings along with external securities counsel (see below).
    - VP Legal additionally acts as liaison between the Audit Committee oversight committee, the full Board, and the executive officers.

- Hiring new external securities counsel (Ellenoff Grossman & Schole LLP), which separately reviews and comments on all SEC filings and press releases.
- Hiring a new Independent Auditor.
- Implementing a new equity software (OptionTrax) for equity tracking and reporting.

- Implementing new accounting software (NetSuite) for improved internal control over financial reporting. More specifically, consolidations of financial statements now are done through that system rather than using standalone. All transactions now systematically require separate preparer and reviewer sign offs before posting.
- Implementing an Executive Compensation Clawback Policy.
- Updating the Company's Whistleblower Policy by implementing the Whistleblower Hotline Service, and by adding Whistleblower Policy to the new employee handbook.

II. ADDITIONAL REFORMS TO BE IMPLEMENTED AND MAINTAINED BY RYVYL AS A RESULT OF THE SETTLEMENT

Within thirty (30) days of issuance of a final order approving the settlement of the Derivative Action by the United States District Court for the Southern District of California (the "Court"), the Board agrees to adopt resolutions as necessary to ensure adherence to the Reforms, which shall remain in effect for the lesser of three (3) years or until the effective date of a change in control (defined as a transfer or sale to a third party of 50.1% or more of the Company's common stock).

RYVYL acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the cause of the Company's decision to adopt and implement both the following future Reforms and the completed Reforms described above. RYVYL also acknowledges and agrees that the Reforms confer substantial benefits to RYVYL and RYVYL's stockholders.

1. BOARD COMPOSITION AND PRACTICES

The Board shall adopt the following Reforms as they relate to its composition and practices:

(a) Board Size. The Company currently has four (4) members on its Board. As soon as practicable, the Board shall add at least one (1) additional independent director who shall meet the independence standards required by the NASDAQ.

(b) Maintenance and Retention of Records. The Board shall maintain in the Company's records, for no less than five (5) years, all presentations provided to the Board and all minutes of all meetings of the Board, including the meetings of the committees of the Board.

2. RELATED PARTY TRANSACTIONS POLICY

The Company's Code of Ethics already discusses related party transactions, stating that "[i]f [] a related party transaction is unavoidable, the nature of the related party transaction must be fully disclosed to the Company's Chief Financial Officer ('CFO'). If determined to be material to the Corporation by the CFO, the Audit Committee must review and approve in writing in advance such related party transactions." The Company agrees to clarify this policy to describe the factors the Audit Committee and CFO must consider in approving or disapproving related party transactions to include the following:

(a) The Audit Committee will only approve or ratify transactions, after review, that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

(b) Any director who may be interested in a related party transaction must recuse themselves from any consideration of such related party transaction;

(c) All Board members and executive officers shall submit to the VP Legal a current list of companies in which they are a director, an officer, and/or of which they own a controlling interest, and shall promptly update the list when any material changes occur; and

(d) VP Legal shall ensure that any material transaction that RYVYL is contemplating that would confer a monetary or other benefit to any officer, director or employee of RYVYL will promptly be disclosed to the Board. Materiality of such transactions and whether such transactions are with a party that is related to RYVYL or its officers shall be determined by the factors set forth under Item 404(a) of Regulation S-K. The procedures shall include written disclosure to the Board of the details of any such transaction including the nature of the relationship between the proposed counterparty and the party related to RYVYL or its officers, financial terms, and other pertinent information.

(e) The Company shall make the Related Party Transactions Policy publicly available, including by posting it on the Company's website.

3. IMPROVEMENTS TO FINANCIAL MANAGEMENT AND REPORTING

To ensure that the Company's financial management functions are managed properly, the CFO shall prepare quarterly reports summarizing any conditions that have the potential to affect the sufficiency of RYVYL's internal controls, as follows:

(a) The CFO shall provide such quarterly reports to the Audit Committee and the Risk & Disclosure Committee;

(b) Upon receipt of the CFO's quarterly reports, the Audit Committee, with the assistance of the Risk & Disclosure Committee as necessary, shall review and evaluate any proposed disclosures by the Company that include financial metrics to determine whether the publication of such metrics would be materially misleading;

(c) In the event the Audit Committee determines that publication of any financial metrics would be materially misleading, the Audit Committee shall prevent the Company from disseminating the financial metrics unless they determine that the addition of certain contextualizing information would render the inclusion of the financial metrics not materially misleading; and

(d) In the event the Audit Committee determines that the addition of contextualizing information would be insufficient to prevent the publication of any financial metric from being materially misleading, the Audit Committee shall prevent the Company from publishing such information.

4. THE VICE PRESIDENT LEGAL POSITION

After the commencement of the derivative lawsuit, the Company hired a new VP Legal. Nevertheless, the Company has not publicly disclosed its responsibilities. The Company agrees that such responsibilities, to the extent the VP Legal is not already tasked with such responsibilities, shall include fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures and reporting, and investigating potential compliance and ethics concerns. As noted above, the Company expects some of the roles described herein will be assigned to VP Compliance once that position is filled, and will advise Lead Plaintiff of such assignments once those decision are made.

The VP Legal shall be primarily responsible for managing RYVYL's compliance program and for assisting the Board in fulfilling its oversight duties regarding RYVYL's compliance with applicable laws, regulations, and the dissemination of true and accurate information.

The VP Legal's responsibilities and duties shall include the following:

(a) Working with the Company's external securities counsel and the Board committees to evaluate and define the goals of the Company's compliance program in light of trends and changes in laws that may affect RYVYL's compliance with laws relating to disclosure of the Company's risk exposure;

(b) Implementing procedures for monitoring and evaluating the program's performance, and communicating with and informing the Board regarding progress toward meeting program goals;

(c) Advising the Risk & Disclosure Committee and acting as the liaison between that committee, RYVYL's executive officers, and the Board, in which capacity the Vice President Legal shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Risk & Disclosure Committee promptly upon identification of these risks; and (iii) make written recommendations for further evaluation and/or remedial action;

(d) Reviewing RYVYL's draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication to ensure (i) the accuracy, completeness and timeliness of disclosures relating to risk exposure from the Company's reporting of business prospects and material risks; (ii) the identification and disclosure of any material risks to RYVYL's compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to the Risk & Disclosure Committee;

(e) Working with the Audit Committee, as necessary, to review and approve RYVYL's press releases, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to any material risks to RYVYL's compliance with applicable laws and regulations, and report any material issues that may merit disclosure to the Risk & Disclosure Committee;

(f) Meeting with the Audit Committee and the Nomination Committee at least once every quarter to discuss ongoing and potential litigation and compliance issues; and

(g) Overseeing employee training in risk assessment and compliance.

5. INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

For the next three (3) years, the Board shall direct an annual analysis by the CFO regarding appropriate steps RYVYL could take to test and strengthen its internal audit and control function, including, but not limited to, and with respect to

the accuracy of public disclosures and compliance with laws and regulations, by taking the following actions:

(a) Identifying resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;

(b) Assessing risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, and incorporating such risk assessments into internal audit procedures; and

(c) Implementing technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

6. IMPROVEMENTS TO BOARD OVERSIGHT OF STOCK REPURCHASES

The Company shall implement a procedure for approving and overseeing stock repurchases, which shall include the following measures:

(a) Before authorizing any program to repurchase the Company's stock, the Board shall evaluate management's recommendation and determine whether such a repurchase program is in the best interests of the Company; and

(b) The Board's evaluation must support a finding that: (i) the proposed repurchases would be the best use of Company cash and serve the best interests of the Company and its stockholders; (ii) the proposed repurchases are not intended for improper purposes, such as short-term manipulation of the Company's stock price; and (iii) the Company's financial statements and other public disclosures do not misstate or omit material facts necessary to ensure that the range of market prices at which the repurchases are anticipated to take place are not artificially inflated.

Following authorization of a stock repurchase program, the Board shall review and evaluate the program annually to confirm its assessment that the repurchase of shares at prevailing market prices is the best use of Company cash and appropriately manages Company capital.

7. IMPROVEMENTS TO THE AUDIT COMMITTEE CHARTER

RYVYL shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company's website. The Audit Committee Charter shall be amended as follows:

(a) The Audit Committee Charter shall reflect and account for the newly improved VP Legal position and its responsibilities as described herein, and the Company's organizational changes discussed herein;

(b) The Audit Committee shall meet quarterly and in separate executive sessions with the Company's management, independent auditor, and Vice President Legal in carrying out its duties. The Audit Committee also shall meet quarterly in separate sessions with the Company's outside counsel to review any legal matters pertinent to carrying out its duties;

(c) The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (i) operations, enterprise risks, and compliance matters that may have a material impact on the Company's operational performance, financial health, balance of risk, stability, or liquidity; or (ii) any other matter required to be disclosed under state and federal securities laws and regulations;

(d) The Audit Committee shall annually receive a report listing all trades in RYVYL securities completed by Section 16 officers; and

8. IMPROVEMENTS TO THE NOMINATION COMMITTEE CHARTER

RYVYL shall adopt a resolution to amend the Nomination Committee Charter. The amended Nomination Committee Charter shall be posted to the Company's website and shall require the following:

(a) The Nomination Committee Charter shall reflect and account for the newly improved VP Legal position and its responsibilities as described herein, and the Company's organizational changes discussed herein;

(b) The Nomination Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Any prospective new Board nominee, whether recommended by a shareholder or found by the Nomination Committee in the absence of a qualified shareholder nominee, shall be considered by the Nomination Committee. Such review shall require, inter alia, a formal background check of each candidate; and

(c) Potential conflicts of interest to be considered shall include familial relationships with Company officers or directors, interlocking directorships, and/or

substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member's ability to act independently from the other Board members.

9. IMPROVEMENTS TO THE COMPENSATION COMMITTEE CHARTER

RYVYL shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company's website. The amended Compensation Committee Charter shall require the following:

(a) In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall consider the particular executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company's plans, policies, or agreements; and

(b) In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer's departure and the executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company's plans, policies, or agreements.

10. EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE

RYVYL shall ensure that it provides an annual employee training program that adheres to the following conditions, to the extent it does not already:

(a) RYVYL's VP Legal shall be charged with primary responsibility for education pursuant to this provision;

(b) Training shall be mandatory for all directors, officers, and employees. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within forty-five (45) days of his or her appointment or hiring;

(c) Training shall include coverage of risk assessment and compliance, RYVYL's Code of Ethics, Related Party Transactions Policy, Clawback Policy (discussed and defined below), Whistleblower Policy (discussed and defined below), and any and all other manuals or policies established by RYVYL concerning legal or ethical standards of conduct to be observed in connection with work performed for RYVYL ("RYVYL's Policies");

(d) Training for employees involved in (i) preparing the Company's financial statements; (ii) communications with the Company's independent auditor; (iii) data collection, aggregation, analysis, and reporting; and (iv) disseminating or producing the Company's public statements shall include, but not be limited to, coverage of pertinent GAAP and the laws and regulations regarding public disclosures; and

(e) Training shall be in person when practicable. Where training in person is not practicable, training shall be interactive and Internet-based. Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under RYVYL's Policies. Each written certification shall be maintained by RYVYL's Vice President Legal for a period of five (5) years from the date it was executed.

11. WHISTLEBLOWER POLICY

The Company's Audit Committee Charter provides reporting resources for potential whistleblowers and notes that retaliation against whistleblowers will not be tolerated. The Board also will require management to adopt a standalone written policy protecting whistleblowers and better informing them of their reporting options. The Company shall include such policy in the Company's employee handbook, and it shall include the following:

(a) The Company's Whistleblower Policy shall:

(i) Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee and/or Vice President Legal so that action may be taken to resolve the problem;

(ii) Provide that complaints regarding known or suspected violations shall be handled confidentially if brought to the Compliance Hotline, the Vice President Legal, and/or the Audit Committee as provided for in the Audit Committee Charter; and

(iii) Effectively communicate that RYVYL is serious about adherence to its corporate governance policies and that whistleblowing is an important tool in achieving this goal.

(b) The Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors, and vendors of RYVYL of the following:

(i) Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(ii) RYVYL is available to assist on matters pertaining to corruption, fraud, or similar unlawful activities at the Company;

(iii) If a whistleblower brings a complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she submitted the complaint internally;

(iv) If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may file a complaint with the Department of Labor within ninety (90) days of the alleged violation (a failure to report such claims within the 90-day window does not foreclose any other available legal remedy);

(v) In the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

(vi) It is both illegal and against RYVYL's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

(c) The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least annually.

532465383v.3

EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE** Room: 12A Judge: Hon. Gonzalo P. Curiel

WHEREAS, Court-appointed Lead Plaintiff Christy Hertel ("Lead Plaintiff") derivatively on behalf of RYVYL INC. f/k/a GREENBOX POS ("RYVYL" or the "Company"), defendants Ben Errez, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, and Dennis James (collectively, "Individual Defendants"),[1] and nominal defendant RYVYL, have determined to settle this action (the "Settlement").

WHEREAS, Lead Plaintiff has filed an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed Settlement of stockholder derivative claims brought on behalf of RYVYL in accordance with the terms of the Stipulation and Agreement of Settlement (ECF __) dated September 30, 2025 (the "Stipulation"); (ii) approving the form and manner of the notice of the Settlement to Current RYVYL Stockholders; and (iii) setting a date for the Settlement Hearing.[2]

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal of the following stockholder derivative actions with prejudice: (i) *Christy Hertel, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.); (ii) *Marcus Gazaway, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01425-LAB-BLM (S.D. Cal.)[3] and (iii) *Christina Brown, derivatively on behalf of*

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[1] The claims against originally named defendant J. Drew Byelick have been voluntarily dismissed without prejudice. ECF 11, at ¶ 1.

[2] Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

[3] Pursuant to the Court's previous order (ECF 11), the *Hertel* and Gazaway cases were consolidated under the caption *In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.).

RYVYL, Inc., v. Ben Errez et al., Case No. A-24-892382-C (Clark Cty., Nev.) (collectively, the "Derivative Lawsuits");

WHEREAS, the Court having: (i) read and considered the Parties Joint Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all of the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for RYVYL and appears to be the product of serious, informed, non-collusive negotiations; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that RYVYL stockholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the terms of the Settlement set forth therein.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing shall be held on ________________, 2025 at ____ _.m., before the Honorable Gonzalo P. Curiel, at the United States District Court for the Southern District of California, United States Courthouse, 333 W. Broadway, Courtroom 12A,

San Diego, California 92101 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether the Settlement Shares should be exempted from registration pursuant to Section 3(a)(10) of the Securities Act of 1933; (vi) whether Service Awards payable from the Fee and Expense Amount to the Plaintiffs should be approved; and (vi) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within ten (10) days after the entry of this Preliminary Approval Order, RYVYL shall: (1) post a copy of the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of the Company's website (https://investors.ryvyl.com/); (2) publish the Notice, with a copy of the Stipulation (and exhibits thereto), by filing or lodging them as exhibits to an SEC Form 8-K; and (3) issue a press release describing the foregoing Form 8-K and the exhibits thereto (the Notice and Stipulation) on GlobeNewswire. The Notice and press release shall provide a link to the Investor Relations page on RYVYL's website where the Notice and Stipulation (and exhibits thereto) also may be viewed, which page will be maintained through the date of the Settlement Hearing.

6. All costs incurred in the filing, posting, and publication of the notice of the Settlement shall be paid by RYVYL, and RYVYL shall undertake all

administrative responsibility for the filing, posting, and publication of the notice of the Settlement.

7. Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8. All Current RYVYL Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Lawsuits concerning the Settlement, whether favorable or unfavorable to Current RYVYL Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiffs and RYVYL stockholders shall not commence, institute, or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. Any stockholder of RYVYL common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no RYVYL stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that RYVYL stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (*In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent

evidence that such Person held shares of RYVYL common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11. At least twenty-one (21) days prior to the Settlement Hearing set for ______________, 2025, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Southern District of California, United States Courthouse, 333 W. Broadway, Courtroom 12A, San Diego, California 92101, and serve such materials by that date, on each of the following Parties' counsel:

Counsel for Lead Plaintiff:

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue
Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

Counsel for Defendants:

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Sean T. Prosser
3580 Carmel Mountain Road
Suite 300
San Diego, CA 92130
Telephone: (858) 314-2152
Email: stprosser@mintz.com

12. Only stockholders who have filed with the Court and sent to the Parties' counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be

foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. The Parties shall file a joint motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, the deadline for filings in response to the objection(s) is seven (7) days prior to the Settlement Hearing.

15. All proceedings in this Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to RYVYL stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Current RYVYL Stockholders and reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current RYVYL Stockholders. Any Current RYVYL Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's calendar and/or the Investor Relations page of RYVYL's website for any change in the date, time, or format of the Settlement Hearing.

19. The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

IT IS SO ORDERED this _________ day of __________________, 2025.

____
THE HONORABLE GONZALO P. CURIEL
UNITED STATES DISTRICT JUDGE

532465387v.6

EXHIBIT C

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LAWSUITS** Room: 12A Judge: Hon. Gonzalo P. Curiel

TO: **ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF RYVYL INC. ("RYVYL" OR THE "COMPANY") COMMON STOCK AS OF SEPTEMBER 30, 2025.**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE LAWSUITS, CURRENT RYVYL STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED

SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF RYVYL COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated September 30, 2025 (the "Stipulation"). The purpose of this Notice is to inform you of:

- The existence of the shareholder Derivative Lawsuits in the United States District Court for the Southern District of California (the "Court"): *Christy Hertel, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.), and *Marcus Gazaway, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01425-LAB-BLM (S.D. Cal.), which have been consolidated by this Court under the caption *In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.) (the "Derivative Action");

- The existence of a similar derivative action pending in Clark County, Nevada state court filed by plaintiff *Christina Brown, derivatively on behalf of RYVYL, Inc., v. Ben Errez et al.*, Case No. A-24-892382-C (Eighth Judicial Dist. Court, Clark County) (together with the Derivative Action, the "Derivative Lawsuits");

- The proposed settlement between Plaintiffs and Defendants reached in the Derivative Lawsuits (the "Settlement");[1]
- The hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Lawsuits with prejudice;
- Lead Counsel for Plaintiffs in the Derivative Action's application to the Court for a Fee and Expense Amount;
- That the Fee and Expense Amount includes the Settlement Shares, which shall be exempt from registration under Section 3(a)(10) of the Securities Act of 1933; and
- Lead Counsel for Plaintiffs in the Derivative Action's application to the Court for case Service Awards to the Plaintiffs in the Derivative Lawsuits.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs' claims or Defendants' defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Lawsuits and of your rights in connection with the proposed Settlement.

Summary

On September 30, 2025, RYVYL, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Lawsuits, which Stipulation was filed in the Court. The Derivative Lawsuits were brought on behalf of RYVYL against certain current and former directors and officers of the Company and against RYVYL as a nominal defendant. The Stipulation and the settlement contemplated therein (the "Settlement"), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Lawsuits with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the "Reforms").

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[1] All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

In recognition of, and in exchange for, the substantial benefits conferred upon RYVYL as a direct result of the Reforms achieved through the prosecution and Settlement of the Derivative Lawsuits, and subject to Court approval, the Parties agreed that RYVYL shall pay to Plaintiffs' Counsel, collectively, for their attorneys' fees and costs the total value of $200,000, which is comprised of $25,000 in cash and Settlement Shares worth $175,000 (collectively, the "Fee and Expense Amount"). Lead Counsel for Plaintiffs shall also apply to the Court for service awards to be paid to two Plaintiffs in an amount of up to five hundred dollars ($500.00) each (the "Service Awards"), to be paid out of the Fee and Expense Amount.

This Notice is a summary only and does not describe all the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company's website, https://investors.ryvyl.com/, contact Lead Counsel for Plaintiffs at the address, email or, telephone number listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Lawsuits are brought derivatively on behalf of nominal defendant RYVYL and allege, *inter alia,* that the Individual Defendants failed to implement adequate internal controls to prevent materially false and misleading financial information from being published by the Company, that controlling shareholders participated in overpayments that allegedly violate Sections 10(b), 14(a) and 20 of the Exchange Act, and violated state law by, *inter alia*, breaching the fiduciary duties they owed to the Company. The derivative complaints, purportedly on behalf of the Company, seek damages and contribution from the Individual Defendants, as well as actions to reform and improve corporate governance and internal procedures to ensure compliance with applicable laws.

Why is there a Settlement of the Derivative Lawsuits?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to RYVYL and its stockholders.

Defendants have denied and continue to deny each and all of the claims and

contentions alleged by the Plaintiffs in the Derivative Lawsuits. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Lawsuits. Nonetheless, Defendants have concluded that it is desirable for the Derivative Lawsuits to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On ____________ __, 2025, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for notice of the Settlement to be provided to current RYVYL stockholders ("Current RYVYL Stockholders"). The Preliminary Approval Order further provides that the Court will hold a hearing (the "Settlement Hearing") on ____________ __, 2025 at __:__ _.m. before the Honorable Gonzalo P. Curiel at the United States District Court for the Southern District of California, United States Courthouse, 333 W. Broadway, Courtroom 12A, San Diego, California 92101 to determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether the Settlement Shares should be exempted from registration pursuant to Section 3(a)(10) of the Securities Act of 1933; (vi) whether Service Awards payable from the Fee and Expense Amount to the Plaintiffs should be approved; and (vii) such other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Lawsuits shall be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court's calendar or the Investor Relations page of the Company's website, https://investors.ryvyl.com/ for any change in the date, time, or format of the Settlement Hearing.

Any Current RYVYL Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the

Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (*In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-cv-01165-GPC-SBC (S.D. Cal); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of RYVYL common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN __________ __, 2025. The Clerk's address is:

Clerk of the Court,
United States District Court for the Southern District of California
United States Courthouse
333 W. Broadway
San Diego, California 92101

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO LEAD COUNSEL FOR PLAINTIFFS IN THE DERIVATIVE ACTION AND DEFENDANTS' COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2025. Counsel's addresses are:

Lead Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017

Telephone: (516) 922-5427

Counsel for Defendants:
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Sean T. Prosser
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Telephone: (858) 314-2152

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any RYVYL stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current RYVYL Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Lawsuits, and from pursuing any of the Released Claims.

CURRENT RYVYL STOCKHOLDERS AS OF SEPTEMBER 30, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court's determination as to final approval of the Settlement, Plaintiffs and Plaintiffs' Counsel, and any Current RYVYL Stockholders, derivatively on behalf of RYVYL, are barred and enjoined from commencing,

prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Lawsuits, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Lawsuits, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company's website, https://investors.ryvyl.com/.

* * *

You may obtain further information by contacting Lead Counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: 516. 922.5427, E-mail: tbrown@thebrownlawfirm.net. **Please Do Not Call the Court or Defendants with Questions About the Settlement.**

532465388v.5

EXHIBIT D

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**[PROPOSED] ORDER AND FINAL JUDGMENT** Room: 12A Judge: Hon. Gonzalo P. Curiel

This matter came before the Court for hearing on __________ __, 2025, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of Settlement dated September 30, 2025 (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the "Judgment").

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Derivative Lawsuits, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court's Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation, finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, finds that the Settlement is in the best interests of RYVYL and Current RYVYL Stockholders, and orders the Parties to perform the terms of the Settlement as set forth in the Stipulation.

5. The above-captioned action together with all claims contained therein, as well as all of the Released Claims against Released Persons, is dismissed with

prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.

7. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants' Released Persons from Defendants' Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants' Released Persons with respect to any of Defendants' Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants' Released Claims against Defendants' Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

8. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9. The Court hereby approves the total value of two hundred thousand dollars ($200,000.00), which is comprised of $25,000 in cash and Settlement Shares worth $175,000 (calculated pursuant to the terms of the Stipulation) for the payment

of Plaintiffs' Counsel's attorneys' fees and expenses in the Derivative Lawsuits (the "Fee and Expense Amount"), which shall be paid and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs' Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court has considered the fairness of the terms and conditions of the issuance of the Settlement Shares as part of the Fee and Expense Amount in recognition of the substantial benefits conferred on RYVYL by the Reforms; and hereby finds that the issuance of the Settlement Shares is fair and reasonable, and therefore finds that the Settlement Shares may be issued by RYVYL pursuant to the exemption(s) provided in Section 3(a)(10) of the Securities Act of 1933.

11. The Court hereby approves the service awards of five hundred ($500.00) to each of the Plaintiffs to be paid from Plaintiffs' Counsel's Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Lawsuits.

12. Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

13. Defendants and Defendants' Released Persons may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14. Without affecting the finality of this Judgment in any way, this Court

hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

16. This Judgment is a final, appealable judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:

HONORABLE GONZALO P. CURIEL
UNITED STATES DISTRICT JUDGE